Exhibit 4.37

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 30, 2015, is among AMYRIS, INC., a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (as defined herein) (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and together with Parent, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement(collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A. Parent, Subsidiary Guarantors, Lender and Agent have previously entered into that certain Loan and Security Agreement, dated as of March 29, 2014, as amended by that certain (i) First Amendment to Loan and Security Agreement dated as of June 12, 2014 and (ii) Second Amendment to Loan and Security Agreement dated as of March 31, 2015 (as further amended from time to time, the “Loan and Security Agreement”), pursuant to which, among other things, Lender has provided a term loan to Borrower in the aggregate original amount of Thirty Million Dollars ($30,000,000).

B. Borrower has, among other things, requested that Lender provide an additional Ten Million Nine Hundred and Sixty Thousand Dollar ($10,960,000) Term Loan.

C. In response to the request of Borrower, and in reliance upon the representations made in support thereof, and the other terms and provisions of this Amendment, the parties hereto desire to amend the Loan and Security Agreement as set forth herein and on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.                   Defined Terms. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan and Security Agreement.

2.                   Amendments to Loan and Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment and effective as of the Third Amendment Effective Date (notwithstanding the date of execution of this Amendment), the Loan and Security Agreement is hereby amended as follows:

(a) New definitions of “Corporate Development Transaction,” “Corporate Finance Transaction,” “First Extension Event,” “First Interest Only Extension Conditions,” “Second Extension Event,” “Second Interest Only Extension Conditions,” “Third Amendment”, “Third Amendment Effective Date”, “Third Amendment Term Loan Advance”, and “Third Amendment Term Loan Interest Rate” are hereby inserted into Section 1 of the Loan and Security Agreement in appropriate alphabetical order:

“Corporate Development Transaction” means a strategic business development or corporate transaction between Parent and/or any Subsidiary Guarantor, on the one hand, and one or more third parties, on the other hand, including without limitation research and development and/or commercial collaborations or partnerships, licenses of Intellectual Property, government contracts, and Lender-approved sales of an asset.

“Corporate Finance Transaction” means the issuance by Parent of Common Stock, Preferred Stock, securities convertible into or exercisable for shares of Common Stock or Preferred Stock, or Subordinated Indebtedness.

“First Extension Event” means Parent receiving an aggregate of Ten Million Dollars ($10,000,000), without reduction for any sales or placement commissions or other transaction costs, of new cash proceeds resulting from one or more Corporate Development Transaction(s) and/or Corporate Finance Transaction(s) after the Third Amendment Effective Date. For the avoidance of doubt, any new cash proceeds in excess of Ten Million Dollars ($10,000,000) received in one or more Corporate Development Transaction(s) and/or Corporate Finance Transaction(s) will count toward the satisfaction of the Second Extension Event.

“First Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing; and (b) Parent’s satisfaction of the First Extension Event.

“Second Extension Event” means Parent either (a) receiving at least an aggregate of Twenty-Five Million Dollars ($25,000,000), without reduction for any sales or placement commissions or other transaction costs, of new cash proceeds resulting from one or more Corporate Development Transaction(s)and/or Corporate Finance Transaction(s) after the Third Amendment Effective Date, but excluding from such amount the Ten Million Dollars ($10,000,000) of net new cash proceeds received after the Third Amendment Effective Date that satisfies the First Extension Event or (b) Parent having aggregate product revenue of at least Fifteen Million Dollars for the first half of fiscal year 2016.

“Second Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing; (b) Parent’s satisfaction of the First Extension Event; and (c)Parent’s satisfaction of the Second Extension Event.

“Third Amendment” means that certain Third Amendment to Loan and Security Agreement, dated as of November 30, 2015, between Parent, the Subsidiary Guarantors, Lender and Agent.

“Third Amendment Effective Date” means the date specified in Section 3 of the Third Amendment.

“Third Amendment Term Loan Advance” is defined in Section 2.2(a) of this Agreement.

“Third Amendment Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.25% and (ii) 9.5%.

(b) The definitions of “Amortization Date”, “Term Loan Advance”, “Term Note” and “Threshold Amount” set forth in Section 1 of the Loan and Security Agreement are each hereby deleted in its entirety and the following are substituted therefor in appropriate alphabetical order:

“Amortization Date” means March 1, 2016; provided however, that upon Lender’s determination in the exercise of its reasonable discretion that the First Interest Only Extension Conditions are satisfied, the Amortization Date shall be June 1, 2016; provided further, that upon Lender’s determination in the exercise of its reasonable discretion that the Second Interest Only Extension Conditions are satisfied, the Amortization Date shall be December 1, 2016.

“Term Loan Advance” means any Loan funds advanced under this Agreement and includes, without limitation, the Closing Date Term Loan Advance, the Additional Term Loan Advance and the Third Amendment Term Loan Advance.

“Term Note” means a Promissory Note in substantially the form of (i) Exhibit B with respect to the Closing Date Term Loan Advance, (ii) Exhibit B-1 with respect to the Additional Term Loan Advance, and (iii) Exhibit B-2 with respect to the Third Amendment Term Loan Advance.

“Threshold Amount” means an amount equal to fifty percent of the principal amount of then outstanding Advances under this Agreement.

(c) Section 2.2 of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted therefor:

2.2 Term Loans.

(a) Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and (i) Borrower agrees to draw a Term Loan Advance of Twenty-Five Million Dollars ($25,000,000) on the Closing Date (the “Closing Date Term Loan Advance”), (ii) Borrower agrees to draw, subject to the effectiveness of the First Amendment, a Term Loan Advance of Five Million Dollars ($5,000,000) on the First Amendment Effective Date (the “Additional Term Loan Advance”) and (iii) Borrower agrees to draw, subject to the effectiveness of the Third Amendment, a Term Loan Advance of Ten Million Nine Hundred Sixty Thousand Dollars ($10,960,000) on the Third Amendment Effective Date (the “Third Amendment Term Loan Advance”).

(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the applicable Advance Date) to Agent. Lender shall fund such Term Loan Advance in the manner requested by the applicable Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the Closing Date, the First Amendment Effective Date or the Third Amendment Effective Date, as applicable.

(c) Interest. The principal balance of the Closing Date Term Loan Advance shall bear interest thereon from the Closing Date at the Closing Date Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The principal balance of the Additional Term Loan Advance shall bear interest thereon from the First Amendment Effective Date at the Additional Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The principal balance of the Third Amendment Term Loan Advance shall bear interest thereon from the date of the Third Amendment Term Loan Advance at the Third Amendment Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Closing Date Term Loan Interest Rate, the Additional Term Loan Interest Rate and the Third Amendment Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the (i) Closing Date with respect to the Closing Date Term Loan Advance, (ii) First Amendment Effective Date with respect to the Additional Term Loan Advance and (iii) the Third Amendment Effective Date for the Third Amendment Term Loan Advance. Borrower shall repay the aggregate principal balance of all Term Loan Advances that are outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid; provided however, that if after (A) March 1, 2016 Borrower satisfies the First Interest Only Extension Conditions then Borrower shall have no obligation to repay principal as required by this sentence until the then applicable Amortization Date or (B) June 1, 2016 Borrower satisfies the Second Interest Only Extension Conditions then Borrower shall have no obligation to repay principal as required by this sentence until the then applicable Amortization Date. The entire Term Loan Advance principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Loan Advance.

(d) Section 2.6 of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 2.6. End of Term Charge. With respect to the Closing Date Advance and the Additional Term Loan Advance, on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Closing Date End of Term Charge”). With

respect to the Third Amendment Term Loan Advance, on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of Seven Hundred Sixty-seven Thousand Two Hundred Dollars ($767,200) (the “Third Amendment End of Term Charge”). Notwithstanding the required payment date of such charges, (A) the Closing Date End of Term Charge shall be deemed earned by Lender as of the Closing Date and (B) the Third Amendment End of Term Charge shall be deemed earned by Lender as of the Third Amendment Effective Date.

(e) Section 2.9 to the Loan and Security Agreement is hereby amended by inserting the following at the end thereof:

In consideration of Lender making the Subsequent Term Loan Facility available to Borrower, and Lender’s and Borrower’s agreement to terminate the financial accommodations provided under the Subsequent Term Loan Facility, Borrower hereby agrees to pay to Agent for the account of Lender on the Third Amendment Effective Date from the Term Loan Advance made on such date One Million Dollars ($1,000,000), which represents the (Y) the June 30 Subsequent Term Loan Facility Fee currently outstanding plus (Z) a fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) due in connection with the termination of the Subsequent Term Loan Facility (the “Subsequent Term Loan Facility Termination Fee”). The Subsequent Term Loan Facility Termination Fee shall be fully earned by Lender as of the Third Amendment Effective Date. The Subsequent Term Loan Facility is terminated as of Third Amendment Effective Date and no Advances may be made thereunder.

(f) Schedule 1.1 of the Loan and Security Agreement is hereby deleted and Schedule 1.1 hereto is substituted thereto and shall, for all purposes, be the Schedule 1.1 referred to therein.

(g) Exhibit 1 to this Amendment is hereby inserted as Exhibit B-2 of the Loan and Security Agreement and shall, for all purposes, be the Exhibit B-2 referred to therein.

3. Conditions to Effectiveness. The provisions of this Amendment shall become effective on the date, which date (if ever) shall be prior to November 30, 2015, that all of the following conditions precedent have been satisfied (the “Third Amendment Effective Date”):

(a) Agent shall have received a pdf copy of this Amendment, duly executed and delivered by Parent and the Subsidiary Guarantor;

(b) Each of the representations and warranties of Borrower in Section 4 of this Amendment shall be true, correct and accurate in all material respects as of the Third Amendment Effective Date;

(c) No Material Adverse Effect has occurred;

(d) Agent shall have received a secretary’s certificate certifying as to the Borrower’s charter documents, authorizations and incumbency matters in form and substance satisfactory to Agent;

(e) No Event of Default exists under the Loan and Security Agreement or any Loan Document;

(f) Borrower shall have paid to Agent’s counsel all legal fees and out-of-pocket expenses incurred in connection with this Amendment; and

(g) All legal matters incident to the execution and delivery of this Amendment shal lbe satisfactory to Agent and its counsel.

4. Representations, Warranties and Agreements. Borrower hereby represents, warrants and agrees in favor of Agent and Lender as follows:

(a) No Event of Default has occurred and is continuing (or would result from the amendment of the Loan and Security Agreement contemplated hereby);

(b) The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Loan and Security Agreement and the other Loan Documents to which Borrower is a party constitutes and continues to constitute the legally, valid and binding obligation of Borrower, in each case enforceable against Borrower in accordance with its terms;

(c) All of the representations and warranties of Borrower contained in the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof and will be true and correct on the Third Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(d) No Material Adverse Effect has occurred;

(e) Borrower is entering into this Amendment on the basis of such Person’s own business judgment, without reliance upon Agent or Lender; and

(f) Borrower acknowledges and agrees that the execution and delivery by Agent and Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent or Lender to execute similar agreements under the same or similar circumstances in the future. Neither Agent nor Lender has any obligation to Borrower or any other Person to further amend provisions of the Loan and Security Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Loan and Security Agreement (and the other Loan Documents) are and shall remain in full force and effect.

5. General Provisions.

(a) Upon the effectiveness of this Amendment, all references in the Loan and Security Agreement and in the other Loan Documents to the Loan and Security Agreement shall refer to the Loan and Security Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Loan and Security Agreement. This Amendment is a Related Document. THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 11.8 (GOVERNING LAW), SECTION 11.9 (CONSENT TO JURISDICTION AND VENUE) AND SECTION 11.10 (MUTUAL WAIVER OF JURY TRIAL; JUDICIAL REFERENCE) OF THE LOAN AND SECURITY AGREEMENT, WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.

(b) This Amendment is made pursuant to Section 11.3(b) and 11.7 of the Loan and Security Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(e) Borrower shall promptly pay to Agent’s counsel all attorneys’ fees and expenses incurred in connection with the preparation, negotiation and closing of this Amendment.

(f) The appearing parties herein declare that all the terms and conditions of the Loan and Security Agreement continue to remain, as herein amended, in full force and effect and by these presents the appearing parties hereby ratify, reaffirm and confirm all the terms and conditions of the Loan and Security Agreement and further declare that it is their express intention that the transactions set forth in this Amendment shall in no way, manner or form be construed or be interpreted as an extinctive novation of any of the obligations and agreements set forth in the Loan and Security Agreement.

[Document continues with signature pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

Parent:

Amyris, Inc.

By: /s/ R. Asadorian

Print Name: R. Asadorian

Title: CFO

Accepted in Palo Alto, California:                                   Agent:

Hercules Technology Growth Capital, Inc.

Signature: ______________

Print Name: _____________

Title: __________________

Lender:

Hercules Technology Growth Capital, Inc.

Signature: ______________

Print Name: _____________

Title: __________________

Hercules Funding II LLC

Signature: ______________

Print Name: _____________

Title: __________________

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

Parent:

Amyris, Inc.

By: _______________

Print Name: _________

Title: ______________

Accepted in Palo Alto, California:                                   Agent:

Hercules Technology Growth Capital, Inc.

Signature: /s/ Ben Bang

Print Name: Ben Bang

Title: Associate Gen Counsel

Lender:

Hercules Technology Growth Capital, Inc.

Signature: /s/ Ben Bang

Print Name: Ben Bang

Title: Associate Gen Counsel

Hercules Funding II LLC

Signature: /s/ Ben Bang

Print Name: Ben Bang

Title: Associate Gen Counsel

The undersigned Subsidiary Guarantor hereby acknowledges and consents (without implying the need for any such consent) to the Third Amendment to Loan and Security Agreement set forth above (the “Third Amendment”). The undersigned confirms that the guaranty set forth in Section 11.19 of the Loan and Security Agreement and that all of the undersigned’s obligation thereunder remain in full force and effect, without set-off, defense or counterclaim, and that the obligations guaranteed thereunder include, without limitation, all amounts owing in respect of the Loan and Security Agreement and the Notes, each modified by the First Amendment to Loan and Security Agreement, dated as of June 12, 2014, the Second Amendment to Loan and Security Agreement dated as of March 31, 2015, and the Third Amendment to Loan and Security Agreement dated as of November 30, 2015.

Subsidiary Guarantor:

Amyris Fuels, LLC

By: /s/ Thomas Krivas

Print Name: Thomas Krivas

Title: Assistant Secretary

EXHIBIT 1 TO THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXHIBIT B-3 TO LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT SECURED TERM PROMISSORY NOTE

$10,960,000	Advance Date: November 30, 2015
Maturity Date: February 1, 2017

FOR VALUE RECEIVED, Amyris, Inc., a Delaware corporation, for itself and each of its Subsidiaries that has delivered a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Ten Million Nine Hundred Sixty Thousand Dollars ($10,960,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a fixed rate equal to the greater of (a) the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 6.25% per annum and (b) 9.5% per annum, in each case based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is a Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 31, 2014, by and among Borrower, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as amended on June 12, 2014, March 31, 2015 and November 30, 2015, and as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[Signature Page Follows]

BORROWER FOR ITSELF AND

ON BEHALF OF THE SUBSIDIARIES

THAT HAVE DELIVERED A JOINDER

AGREEMENT:

AMYRIS, INC.

By: _________________

Name: John G. Melo

Title: President and Chief Executive Officer

SCHEDULE 1.1

COMMITMENTS

LENDER	TERM COMMITMENT
Hercules Funding II LLC	$21,040,000
Hercules Technology Growth Capital, Inc.	$10,960,000
TOTAL COMMITMENTS	$32,000,000